November 12, 2024 Life360 Reports Record Q3 2024 Results Monthly Active Users Reached Approximately 76.9 million for the Quarter Record Global Net Additions to Paying Circles of 159 thousand - Reaching Nearly 2.2 million Total Total Revenue Grew 18% Year-Over-Year to $92.9 million Annualized Monthly Revenue increased 30% Year-Over-Year to $336.2 million Raising Outlook for 2024 Adjusted EBITDA SAN FRANCISCO, California. San Francisco area-based Life360, Inc. (Life360 or the Company) (NASDAQ: LIF) (ASX: 360) today reported unaudited financial results for the quarter ended September 30, 2024. The Company built on momentum from the previous quarter and again achieved record quarterly results in Monthly Active Users (“MAUs”), Paying Circles, Subscription Revenue, and Annualized Monthly Revenue. “Life360 made tremendous progress in Q3 2024, achieving our best-ever U.S. back-to-school period with record MAU and subscriber growth while simultaneously advancing our platform strategy,” said Life360 Co- founder and Chief Executive Officer Chris Hulls. “We reached a key milestone in building our advertising business, with our Uber partnership showcasing the power of contextual relevance over generic banners. Additionally, we launched a new lineup of Tile devices, garnering widespread press coverage with hundreds of articles, most of which highlighted our distinctive SOS feature. Our partnership with Hubble is officially signed, and international expansion—a critical pillar for future growth—accelerated significantly as we have started to reach tipping points in multiple countries. "To quantify these results, our member base grew by 32% year-over-year, with 6.3 million new MAUs added this quarter, bringing our total to 76.9 million. Subscriber growth also hit a milestone, with a quarterly record net increase of 159 thousand Paying Circles—a notable acceleration from the 132 thousand net additions in Q2 and a record for quarterly net additions in the U.S. at 111 thousand net additions, a 64% increase year- over-year. International expansion also played a significant role, with a 51% year-over-year increase in international MAUs and a 37% increase in international Paying Circles, even amid price increases for legacy subscribers outside our core Triple Tier markets. Average Revenue Per Paying Circle in international markets grew by 53% over last year, driven by updating our legacy premium pricing strategy which enables faster experimentation with our new Dual Tier approach. “We are excited to share the next phase of our hardware strategy, which will continue to contribute to our subscription growth. Our new Tile lineup—the first designed in-house by Life360—significantly differentiates us from our competitors with its SOS feature that turns all Tiles into safety devices, a capability currently unattainable by others at scale across the Google and Apple platforms. Early results are promising, with direct-to-consumer sales more than doubling in the six weeks following the launch compared to the same period last year. Notably, Tile is enhancing our subscription business as a low-cost customer acquisition device. We have been seeing a consistent rise in the percentage of U.S. premium subscribers with an active linked Tile in their account, and we expect this to continue with the new product. “While these early results are exceeding expectations, the new Tile launch had logistical delays, including certification, labeling, and supply chain issues. This led to lower-than-expected device sales and reduced margins in Q3, as there were periods when our full lineup was unavailable due to planned inventory shifts to the new product line. Fortunately, these were temporary setbacks, and the issues have now been resolved. While it may take time for this transition to fully reflect in brick-and-mortar retail sales, we are optimistic about Black Friday, which we expect to set a new baseline for this enhanced lineup. “With the new Tile rollout complete, our team is now focused on developing our GPS lineup, built on Jiobit technology. This will begin with a pet device potentially in late 2025, followed by an elder care product anticipated in 2026. Since these devices require a subscription and target rapidly growing verticals, we are excited about the potential for this next generation of hardware to drive a new wave of subscription growth. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 1

"Our advertising initiative continues to show significant potential, with our Uber partnership marking an important milestone. Through this collaboration, Life360 users landing at an airport receive an offer for a ride, showcasing the power of our unique user data and contextual relevance. Our Uber landing notifications significantly outperform industry-averages for engagement with banner ads. This initial version of our partnership points to a promising path for monetizing additional user signals, such as moving to a new home, visiting retail stores or quick-service restaurants, or experiencing major life events like starting college. “Scaling this vision will require time as we build out our backend infrastructure and sales platform, but the early results strengthen our confidence that advertising could eventually rival our subscription business. With a strong pipeline of potential partners seeking to leverage our unparalleled first-party location platform, we see significant potential to expand our market presence versus competitors. "Our data business, which had previously leveled off as we transitioned to aggregated data, returned to growth in Q3, bolstered by our exclusive partnership with Placer.ai. We’re optimistic about our potential for accelerated growth in 2025 and beyond as this collaboration deepens. Additionally, we formalized our partnership with Hubble, subject to Hubble shareholder approval, paving the way for a new enterprise revenue stream and significantly enhancing the location capabilities of our hardware devices. These strategic partnerships highlight the potential for both expanding our data business and enhancing our technology offerings." Life360 Chief Financial Officer Russell Burke noted, “We continued to progress along our path to profitability during the quarter.” Burke continued, “While a one-time gain from investments and a tax benefit drove our first Net Income versus a Net Loss in the prior year period, we achieved our eighth consecutive quarter of positive Adjusted EBITDA1, and our sixth consecutive quarter of positive Operating Cash Flow. Recurring subscription and other revenue continue to drive top-line growth, and balancing that growth with expanding profitability was demonstrated in our Q3’24 results. Year-to-date our total revenue reached $256 million and grew 18% YoY, while our total operating expenses increased 10% YoY. We remain on track to reach our target of sustained positive EBITDA1 in 2025.” Q3’24 Financial Highlights • Total Q3’24 revenue of $92.9 million, a YoY increase of 18%, with total subscription revenue of $71.8 million, up 27% YoY and Core subscription revenue2 of $66.2 million, up 34% YoY. • Annualized Monthly Revenue (AMR) of $336.2 million, up 30% YoY. • Q3’24 Net Income of $7.7 million, which includes other income of $7.9 million and a benefit from income tax3 that was $4.6 million higher than in Q3’23. • Positive Adjusted EBITDA1 of $9.0 million and an EBITDA1 loss of $(2.6) million compared to positive Adjusted EBITDA1 of $5.5 million and an EBITDA1 loss of $(4.2) million, respectively, in Q3’23. • Positive Operating Cash Flow of $6.3 million, up 55% YoY. • Quarter-end cash, cash equivalents and restricted cash of $160.2 million, an increase of $96.5 million from Q3’23, which was primarily the result of net capital raised from the U.S. IPO in Q2’24. Q3’24 Operating Highlights and 2024 Outlook • Q3’24 global MAU net adds of 6.3 million were up 32% YoY to approximately 76.9 million, with significant momentum from organic growth. • Q3’24 global Paying Circle net additions of 159 thousand were a quarterly record, up 35% YoY. Total Paying Circles grew 25% YoY to 2.2 million, supported by improved conversion and retention. • Average Revenue Per Paying Circle (“ARPPC”) increased 6% YoY due mainly to impacts from a U.S. shift in product mix towards higher priced products, as well as from the UK and ANZ Triple Tier memberships launched in October 2023 and April 2024, respectively. • 2024 guidance updated: Consolidated revenue of $368-$374 million; Core subscription revenue2 growth of 25%+ YoY; positive Adjusted EBITDA1 of $39 million - $42 million; EBITDA1 loss of $(7) million - $(10) million; year-end cash balance of $150 million - $160 million. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 2

1 Adjusted EBITDA and EBITDA are Non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Income (Loss) to each of EBITDA and Adjusted EBITDA, refer to the "EBITDA and Adjusted EBITDA" and "Supplementary and Non-GAAP Financial Information" sections below.

2 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the "Core subscription revenue" section below.

3 The provision for (benefit from) income taxes for interim quarterly reporting periods is based on the Company's estimates of the effective tax rates for the full fiscal year in accordance with ASC 740-270, Income Taxes, Interim Reporting. ASC 740-270-25-2 requires that an annual effective tax rate be determined and such annual effective rate be applied to year to date income (loss) in interim periods. The effective tax rate in any quarter may be subject to fluctuations during the year as new information is obtained, which may positively or negatively affect the assumptions used to estimate the annual effective tax rate, including factors such as valuation allowances against deferred tax assets, the recognition or de-recognition of tax benefits related to uncertain tax position, if any, and changes in or the interpretation of tax laws in jurisdictions where the Company conducts business.

## Key Performance Indicators

| *(in millions, except ARPPC, ARPPS, ASP, and percentages)* | Q3 2024 | Q2 2024 | Q3 2023 | % QoQ | % YoY |
|---|---|---|---|---|---|
| **Core[4]** | | | | | |
| Monthly Active Users (MAU) - Global[5] | 76.9 | 70.6 | 58.4 | 9 % | 32 % |
| U.S. | 42.2 | 40.5 | 35.4 | 4 % | 19 % |
| International | 34.7 | 30.1 | 23.0 | 15 % | 51 % |
| ANZ | 2.5 | 2.4 | 1.9 | 8 % | 36 % |
| Paying Circles - Global[6] | 2.2 | 2.0 | 1.7 | 8 % | 25 % |
| U.S. | 1.6 | 1.5 | 1.3 | 8 % | 21 % |
| International | 0.6 | 0.6 | 0.4 | 9 % | 37 % |
| Average Revenue per Paying Circle (ARPPC)[7,8] | $ 127.57 | $ 125.96 | $ 119.97 | 1 % | 6 % |
| **Life360 Consolidated** | | | | | |
| Subscriptions[9] | 2.8 | 2.7 | 2.3 | 6 % | 20 % |
| Average Revenue per Paying Subscription (ARPPS)[8,10] | $ 106.27 | $ 104.00 | $ 101.33 | 2 % | 5 % |
| Net hardware units shipped[11] | 0.8 | 0.7 | 1.1 | 22 % | (24)% |
| Average Selling Price (ASP)[12,13] | $ 12.69 | $ 15.92 | $ 13.24 | (20)% | (4)% |
| Annualized Monthly Revenue (AMR) | $ 336.2 | $ 304.8 | $ 259.1 | 10 % | 30 % |

4 Core metrics relate solely to the Life360 mobile application.

5 A monthly active user ("MAU") is defined as a unique member who engages with our Life360 branded services each month, which includes both paying and non-paying members, and excludes certain members who have a delayed account setup.

6 A Paying Circle is defined as a group of Life360 members with a paying subscription that has been billed as of the end of a period.

7 ARPPC is defined as annualized subscription revenue recognized and derived from the Life360 mobile application, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the Average Paying Circles during the same period.

8 Excludes revenue related to bundled Life360 subscription and hardware offerings of $(1.4) million and $(4.0) million for the three and nine months ended September 30, 2024, respectively, and $(1.2) million and $(1.9) million for the three and nine months ended September 30, 2023, respectively.

9 Subscriptions are defined as the number of paying subscribers associated with the Life360, Jiobit and Tile brands who have been billed as of the end of the period.

10 ARPPS is defined as annualized total subscription revenue recognized and derived from Life360, Tile and Jiobit subscriptions, excluding certain revenue adjustments related to bundled Life360 subscription and hardware offerings, for the reported period divided by the average number of paying subscribers during the same period.

11 Net hardware units shipped represent the number of tracking devices sold during the period, excluding hardware units related to bundled Life360 subscription and hardware offerings, net of returns by our retail partners and directly to consumers.

12 Excludes revenue related to bundled Life360 subscription and hardware offerings of $1.4 million and $3.9 million for the three and nine months ended September 30, 2024, respectively, and $1.4 million and $2.5 million for the three and nine months ended September 30, 2023, respectively.

13 To determine the net ASP of a unit, we divide hardware revenue recognized, excluding revenue related to bundled Life360 subscription and hardware offerings, for the reported period by the number of net hardware units shipped during the same period.

- Global MAU increased 32% YoY to approximately 76.9 million, with Q3'24 net additions of 6.3 million. U.S. MAU increased 19% YoY, with Q3'24 net adds of 1.8 million. International MAU increased 51% YoY, with Q3'24 net adds of 4.5 million. ANZ MAU increased 36% YoY to 2.5 million.
- Q3'24 global Paying Circle net additions of 159 thousand were a new quarterly record, driven by strong performance in the U.S. market. U.S. Paying Circles increased 21% YoY on the back of both higher registrations and improved conversion and retention metrics. International Paying Circles maintained strong momentum, up 37% YoY. Total Paying Circles in the triple-tier markets of the UK, Canada, and ANZ increased 20% YoY.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

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- Q3'24 global ARPPC increased 6% YoY. The uplift to global ARPPC due to price increases occurred despite a 9% increase in the weighting of international Paying Circles as a percentage of global Paying Circles, reflecting faster growth in international regions that have lower pricing relative to the U.S. Q3'24 U.S. ARPPC increased 4% YoY, benefiting from a shift in product mix towards higher priced products. Q3'24 international ARPPC increased 53% YoY due to Triple Tier membership launches and legacy subscriber price increases in the UK and ANZ, and price increases for legacy subscribers in non-Triple Tier markets ahead of the launch of Dual Tier pricing in late September.
- Q3'24 net hardware units shipped decreased 24% YoY due to a delay in our new product launch. The Average Selling Price of hardware units shipped decreased 4% YoY primarily due to increased discounts implemented to clear out existing inventory prior to the new product launch.
- September 2024 AMR increased 30% YoY, benefiting from accelerating subscription revenue momentum over the course of Q3'24.

## Operating Results

### *Revenue*

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| *($ millions)* | | *(unaudited)* | | |
| Subscription revenue | $ 71.8 | $ 56.6 | $ 199.1 | $ 161.0 |
| *U.S. subscription revenue* | *61.8* | *50.4* | *173.7* | *143.0* |
| *International subscription revenue* | *10.1* | *6.2* | *25.4* | *18.0* |
| Hardware revenue | 11.7 | 15.5 | 33.8 | 37.1 |
| Other revenue | 9.3 | 6.5 | 23.0 | 19.4 |
| Total revenue | $ 92.9 | $ 78.6 | $ 256.0 | $ 217.6 |

- Q3'24 total subscription revenue increased 27% YoY to $71.8 million, primarily driven by growth in Paying Circles.
- Q3'24 hardware revenue decreased 24% YoY to $11.7 million, primarily driven by the delay in our new product launch, which resulted in lower sales volume and was accompanied by increased discounts implemented to clear out existing inventory.
- Q3'24 other revenue of $9.3 million was $2.8 million higher YoY due to increases in data and partnership revenue, which includes advertising revenue.

### *Core Subscription Revenue*

- Core subscription revenue is defined as GAAP subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue, which we define as GAAP subscription revenue from other hardware related subscription offerings, for the reported period. Core subscription revenue represents revenue derived from and the overall success of our core product offering. Core subscription revenue increased 34% YoY primarily driven by a 25% YoY increase in Paying Circles and a 6% higher ARPPC, despite being offset by the impact of increased bundled offerings.[14]

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| *($ millions)* | | *(unaudited)* | | |
| Subscription revenue | $ 71.8 | $ 56.6 | $ 199.1 | $ 161.0 |
| Non-Core subscription revenue | (5.6) | (7.2) | (16.9) | (17.5) |
| Core subscription revenue[15] | $ 66.2 | $ 49.4 | $ 182.2 | $ 143.5 |

14 Refer to the 'Key Performance Indicators' section above for additional information regarding the impact of bundled offerings on KPI calculations for the periods presented.

15 Beginning with the second quarter of 2024, this definition was updated and calculated in accordance with GAAP.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

4

## *Gross Profit*

| ($ millions, except percentages) | Three Months Ended September 30, 2024 | Three Months Ended September 30, 2023 | Nine Months Ended September 30, 2024 | Nine Months Ended September 30, 2023 |
|---|---|---|---|---|
| | | (unaudited) | | |
| Gross Profit | $ 70.0 | $ 57.9 | $ 193.7 | $ 162.5 |
| *Gross Margin* | *75 %* | *74 %* | *76 %* | *75 %* |
| *Gross Margin (Subscription Only)* | *85 %* | *85 %* | *85 %* | *86 %* |

- Q3'24 gross margin increased to 75% from 74% in the prior year period, primarily due to the increases in subscription and other revenue.

## *Operating Expenses*

| ($ millions) | Three Months Ended September 30, 2024 | Three Months Ended September 30, 2023 | Nine Months Ended September 30, 2024 | Nine Months Ended September 30, 2023 |
|---|---|---|---|---|
| | | (unaudited) | | |
| Research and development | $ 29.0 | $ 24.6 | $ 83.3 | $ 74.9 |
| Sales and marketing | 30.7 | 25.7 | 79.8 | 73.4 |
| *Paid acquisition & TV* | *6.9* | *8.4* | *17.0* | *21.4* |
| *Other sales and marketing* | *9.8* | *6.6* | *24.3* | *20.5* |
| *Commissions* | *14.1* | *10.7* | *38.5* | *31.5* |
| General and administrative | 15.2 | 14.1 | 44.2 | 39.8 |
| **Total operating expenses** | **$ 75.0** | **$ 64.4** | **$ 207.3** | **$ 188.1** |
| *Total operating expenses as % of revenue* | *81 %* | *82 %* | *81 %* | *86 %* |

- Q3'24 operating expenses, excluding commissions, increased 14% YoY despite revenue growth of 18%, demonstrating continued strong operating leverage.
- Research and development costs increased 18% YoY, primarily driven by higher personnel-related costs, technology, and outside services spend, all due to Company growth.
- Sales and marketing costs increased 19% YoY, primarily due to an increase in commissions in line with the 20% increase in subscriptions and the prioritization of other marketing spend in connection with the successful back-to-school campaigns in the U.S. and U.K. and the launch of the new Tile hardware product line. The decrease in paid acquisition & TV spend YoY is due to planned shifts in the allocation of spend to other marketing. Overall, sales and marketing costs increased $6.4 million compared to Q2'24, in line with guidance, and $5.0 million YoY.
- General and administrative expenses increased 8% YoY, primarily driven by Company growth.

## *Cash Flow*

| ($ millions) | Three Months Ended September 30, 2024 | Three Months Ended September 30, 2023 | Nine Months Ended September 30, 2024 | Nine Months Ended September 30, 2023 |
|---|---|---|---|---|
| | | (unaudited) | | |
| Net cash provided by (used in) operating activities | $ 6.3 | $ 4.1 | $ 20.3 | $ (1.4) |
| Net cash used in investing activities | (1.0) | (0.4) | (3.3) | (1.3) |
| Net cash provided by (used in) financing activities | (7.2) | (4.2) | 72.5 | (24.0) |
| Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash | (1.8) | (0.5) | 89.5 | (26.7) |
| **Cash, Cash Equivalents, and Restricted Cash at the End of the Period** | **$ 160.2** | **$ 63.7** | **$ 160.2** | **$ 63.7** |

- Life360 ended Q3'24 with cash, cash equivalents and restricted cash of $160.2 million, a decrease of $1.8 million from Q2'24.
- Q3'24 operating cash flow was $6.3 million. This was offset by $7.2 million used in financing activities primarily related to taxes paid for the net settlement of equity awards and $1.0 million used in investing activities related to payments for internally developed software.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

5

- Q3'24 net cash provided by operating activities of $6.3 million was lower than Adjusted EBITDA of $9.0 million primarily due to the seasonal buildup of inventory ahead of the Q4'24 holiday season and the timing of receipts and payables. See EBITDA and Adjusted EBITDA section below for definition and reconciliation of Adjusted EBITDA.

## *EBITDA and Adjusted EBITDA*

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. For more information, see the "Supplementary and Non-GAAP Financial Information" section below.

Non-GAAP financial measures include earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA Margin. EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization and (v) other income, net. Adjusted EBITDA is defined as net income (loss), excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, including secondary offering costs (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, (x) the adjustment in connection with membership benefit, and (xi) warehouse relocation costs. These items are excluded from EBITDA and Adjusted EBITDA because they are non-cash in nature, because the amount and timing of these items are unpredictable, or because they are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful.

The following table presents a reconciliation of Net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA:

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| *($ thousands, except percentages)* | | | | |
| Net income (loss) | $ 7,689 | $ (6,541) | $ (13,053) | $ (25,025) |
| *Net income (loss) margin* | *8 %* | *(8)%* | *(5)%* | *(12)%* |
| Add (deduct): | | | | |
| Convertible notes fair value adjustment[16] | — | 604 | 608 | 798 |
| Derivative liability fair value adjustment[16] | — | (63) | 1,707 | 177 |
| Loss on settlement of convertible notes | — | — | 440 | — |
| Gain on settlement of derivative liability | — | — | (1,924) | — |
| Gain on change in fair value of investment[17] | (5,389) | — | (5,389) | — |
| Provision for (benefit from) income taxes | (4,727) | (170) | 2,146 | 205 |
| Depreciation and amortization[18] | 2,397 | 2,295 | 7,058 | 6,844 |
| Other income, net | (2,526) | (337) | (3,799) | (1,797) |
| EBITDA | $ (2,556) | $ (4,212) | $ (12,206) | $ (18,798) |
| Stock-based compensation | 11,460 | 9,454 | 30,507 | 27,678 |
| IPO-related transaction costs, including secondary offering costs | — | — | 5,784 | — |
| Workplace restructuring costs[19] | 48 | 238 | 153 | 3,970 |
| Write-off of obsolete inventory[20] | — | — | — | 916 |
| Adjustment in connection with membership benefit[21] | — | (78) | — | (2,172) |
| Warehouse relocation costs[22] | — | 77 | — | 77 |
| Adjusted EBITDA | $ 8,952 | $ 5,479 | $ 24,238 | $ 11,671 |
| *Adjusted EBITDA margin* | *10 %* | *7 %* | *9 %* | *5 %* |

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

6

16 To reflect the change in fair value of the September 2021 Convertible Notes and derivative liability associated with the July 2021 Convertible Notes. 17 To reflect the change in fair value of an investment in non-marketable equity securities carried at cost less impairments, if any, plus or minus changes in observable prices. 18 Includes depreciation on fixed assets and amortization of intangible assets. 19 Relates to non-recurring personnel and severance related expenses. 20 Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development. 21 Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits. 22 Relates to non-recurring warehouse relocation costs in relation to the Company's transition to a new logistics partner. • Q3’24 delivered a positive Adjusted EBITDA contribution of $9.0 million versus $5.5 million in Q3’23 as a result of continued strong subscription revenue growth and improved operating leverage. Earnings Guidance23 Life360 has updated its 2024 earnings guidance and expects to deliver the following metrics: • Consolidated revenue of $368 million - $374 million revised from $370 million to $378 million to reflect lower hardware revenue, with Core subscription revenue24 growth maintained at 25%+ YoY; • Positive Adjusted EBITDA24 of $39 million - $42 million, upgraded from $36 million - $41 million; • EBITDA25 loss of $(7) million to $(10) million, upgraded from $(8) million to $(13) million; including the $5.8 million in IPO-related transaction costs; • Positive Operating Cash Flow for each quarter of 2024; and • Year-end cash, cash equivalents and restricted cash of $150 million - $160 million. The forecast includes expected significantly higher outflows from RSU settlements, the investment in Hubble, IPO proceeds and related transaction costs, and timing variations in working capital in Q4’24 related to hardware inventory and the new product launch. The company expects to continue to be Adjusted EBITDA positive on a quarterly basis going forward, to achieve positive EBITDA in Q4 due to usual seasonality, and to be EBITDA positive on a quarterly basis in 2025. 23 With respect to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP. 24 Core subscription revenue is defined as subscription revenue derived from the Life360 mobile application and excludes non-core subscription revenue which relates to other hardware related subscription offerings. For more information, including the use of this measure, refer to the Core Subscription Revenue section above. 25 Adjusted EBITDA and EBITDA are non-GAAP measures. For more information, including the definitions of Adjusted EBITDA and EBITDA, the use of these non-GAAP measures, as well as reconciliations of Net Income (Loss) to each of Adjusted EBITDA and EBITDA, refer to the “EBITDA and Adjusted EBITDA” section above and the “Supplementary and Non-GAAP Financial Information” section below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 7

Investor Conference Call A conference call will be held today as follows: US PT: Tuesday 12 November 2024 at 2:30pm US ET: Tuesday 12 November 2024 at 5:30pm AEDT: Wednesday 13 November 2024 at 9.30am The call will be held as a Zoom audio webinar. Participants wishing to ask a question should register and join via their browser here. Participants joining via telephone will be in listen only mode. Dial in details U.S.: +1 669 444 9171 Australia: +61 2 8015 6011 Other countries: details Meeting ID: 994 3774 2473 A replay will be available after the call at https://investors.life360.com Authorization Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX. About Life360 Life360, a family connection and safety company, keeps people close to the ones they love. The category- leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 76.9 million monthly active users (MAU), as of September 30, 2024, across more than 170 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small. For more information, please visit life360.com. Contacts For U.S. investor inquiries: For U.S. media inquiries: Raymond (RJ) Jones Lynnette Bruno rjones@life360.com press@life360.com For Australian investor inquiries: For Australian media inquiries: Jolanta Masojada, +61 417 261 367 Giles Rafferty, +61 481 467 903 jmasojada@life360.com grafferty@firstadvisers.com.au Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 8

Forward-looking statements This announcement and the accompanying presentation and conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements regarding Life360’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Life360’s expectations with respect to the financial and operating performance of its business, including subscription revenue, hardware revenue, other revenue and consolidated revenue and ability to create new revenue streams; the timing of the launch of advertising globally and that it is well positioned to scale ad revenue substantially in the coming years; its ability to deliver contextually relevant advertisements that enhance the user experience by leveraging its extensive first-party location data; its expectation of opportunities and significant increase in advertising revenue driven by its partnerships with Uber; Adjusted EBITDA, EBITDA, and operating cash flow; expectations regarding MAUs and other member metrics; its capital position; future growth and market opportunities; plans to launch new features and products; the impact of past price increases and expansion of product offerings in the UK, Australia and New Zealand on future results of operations and its confidence that advertising could eventually rival its subscription business; its expectations of growth in its data business; its expectation of a new enterprise revenue stream and enhanced location capabilities of its hardware devices as a result of its partnership with Hubble; its focus on developing a GPS lineup, built on Jiobit technology, the timing of new devices, and the potential for the next generation of hardware to drive a new wave of subscription growth; as well as Life360’s expectations of any changes to the information disclosed herein. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. There is a risk that such predictions, forecasts, projections and other forward-looking statements will not be achieved. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. Although Life360 believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, Life360 can give no assurance that such expectations and assumptions will prove to be correct and, actual results may vary in a materially positive or negative manner. Forward-looking statements are subject to known and unknown risks, uncertainty, assumptions and contingencies, many of which are outside Life360’s control, and are based on estimates and assumptions that are subject to change and may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include risks related to the preliminary nature of financial results, risks related to Life360’s business, market risks, Life360’s need for additional capital, and the risk that Life360’s products and services may not perform as expected, as described in greater detail under the heading “Risk Factors” in Life360’s ASX and SEC filings, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2024, as amended by Life360’s subsequently filed Quarterly Reports on Form 10-Q, and other reports filed with the SEC. To the maximum extent permitted by law, responsibility for the accuracy or completeness of any forward- looking statements whether as a result of new information, future events or results or otherwise is disclaimed. This announcement should not be relied upon as a recommendation or forecast by Life360. Past performance information given in this document is given for illustrative purposes only and is not necessarily a guide to future performance and no representation or warranty is made by any person as to the likelihood of achievement or reasonableness of any forward-looking statements, forecast financial information, future share price performance or any underlying assumptions. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 9

## Condensed Consolidated Statements of Operations and Comprehensive Loss

**(Dollars in U.S. $, in thousands, except share and per share data)**

**(unaudited)**

| | Three Months Ended September 30, 2024 | Three Months Ended September 30, 2023 | Nine Months Ended September 30, 2024 | Nine Months Ended September 30, 2023 |
|---|---|---|---|---|
| Subscription revenue | $ 71,833 | $ 56,607 | $ 199,090 | $ 160,998 |
| Hardware revenue | 11,744 | 15,541 | 33,833 | 37,110 |
| Other revenue | 9,288 | 6,476 | 23,032 | 19,447 |
| Total revenue | 92,865 | 78,624 | 255,955 | 217,555 |
| Cost of subscription revenue | 10,659 | 8,267 | 30,367 | 22,700 |
| Cost of hardware revenue | 11,213 | 11,570 | 29,147 | 29,732 |
| Cost of other revenue | 981 | 902 | 2,790 | 2,625 |
| Total cost of revenue | 22,853 | 20,739 | 62,304 | 55,057 |
| Gross profit | 70,012 | 57,885 | 193,651 | 162,498 |
| **Operating expenses:** | | | | |
| Research and development | 29,012 | 24,569 | 83,283 | 74,948 |
| Sales and marketing | 30,722 | 25,741 | 79,818 | 73,404 |
| General and administrative | 15,229 | 14,082 | 44,243 | 39,788 |
| Total operating expenses | 74,963 | 64,392 | 207,344 | 188,140 |
| Loss from operations | (4,951) | (6,507) | (13,693) | (25,642) |
| **Other income (expense):** | | | | |
| Convertible notes fair value adjustment | — | (604) | (608) | (798) |
| Derivative liability fair value adjustment | — | 63 | (1,707) | (177) |
| Loss on settlement of convertible notes | — | — | (440) | — |
| Gain on settlement of derivative liability | — | — | 1,924 | — |
| Gain on change in fair value of investment | 5,389 | — | 5,389 | — |
| Other income (expense), net | 2,524 | 337 | (1,772) | 1,797 |
| Total other income (expense), net | 7,913 | (204) | 2,786 | 822 |
| **Income (loss) before income taxes** | 2,962 | (6,711) | (10,907) | (24,820) |
| Provision for (benefit from) income taxes | (4,727) | (170) | 2,146 | 205 |
| **Net income (loss)** | $ 7,689 | $ (6,541) | $ (13,053) | $ (25,025) |
| Net income (loss) per share, basic | $ 0.10 | $ (0.10) | $ (0.18) | $ (0.38) |
| Net income (loss) per share, diluted | $ 0.09 | $ (0.10) | $ (0.18) | $ (0.38) |
| Weighted-average shares used in computing net income (loss) per share, basic | 74,232,140 | 67,091,993 | 71,187,103 | 66,389,483 |
| Weighted-average shares used in computing net income (loss) per share, diluted | 82,083,976 | 67,091,993 | 71,187,103 | 66,389,483 |
| **Comprehensive income (loss)** | | | | |
| Net income (loss) | $ 7,689 | $ (6,541) | (13,053) | (25,025) |
| Change in foreign currency translation adjustment | — | (17) | (3) | 9 |
| **Total comprehensive income (loss)** | $ 7,689 | $ (6,558) | $ (13,056) | $ (25,016) |

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

10

Condensed Consolidated Balance Sheets (Dollars in U.S. $, in thousands) (unaudited) September 30, 2024 December 31, 2023 Assets Current Assets: Cash and cash equivalents $ 158,980 $ 68,964 Accounts receivable, net 48,850 42,180 Inventory 13,788 4,099 Costs capitalized to obtain contracts, net 1,037 1,010 Prepaid expenses and other current assets 12,706 15,174 Total current assets 235,361 131,427 Restricted cash, noncurrent 1,205 1,749 Property and equipment, net 1,782 730 Costs capitalized to obtain contracts, noncurrent 1,120 834 Prepaid expenses and other assets, noncurrent 11,199 6,848 Operating lease right-of-use asset 767 1,014 Intangible assets, net 42,279 45,441 Goodwill 133,674 133,674 Total Assets $ 427,387 $ 321,717 Liabilities and Stockholders’ Equity Current Liabilities: Accounts payable 19,088 $ 5,896 Accrued expenses and other current liabilities 28,239 27,538 Convertible notes, current — 3,449 Deferred revenue, current 37,947 33,932 Total current liabilities 85,274 70,815 Convertible notes, noncurrent — 1,056 Derivative liability, noncurrent — 217 Deferred revenue, noncurrent 1,969 1,842 Other liabilities, noncurrent 453 723 Total Liabilities $ 87,696 $ 74,653 Commitments and Contingencies Stockholders’ Equity Common Stock 74 70 Additional paid-in capital 637,806 532,128 Accumulated deficit (298,195) (285,143) Accumulated other comprehensive income 6 9 Total stockholders’ equity 339,691 247,064 Total Liabilities and Stockholders’ Equity $ 427,387 $ 321,717 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 11

Condensed Consolidated Statements of Cash Flows (Dollars in U.S. $, in thousands) (unaudited) Nine Months Ended September 30, 2024 2023 Cash Flows from Operating Activities: Net loss $ (13,053) $ (25,025) Adjustments to reconcile net loss to net cash provided by (used in) operating activities: Depreciation and amortization 7,058 6,844 Amortization of costs capitalized to obtain contracts 974 1,782 Amortization of operating lease right-of-use asset 247 690 Stock-based compensation expense, net of amounts capitalized 30,507 27,678 Compensation expense in connection with revesting notes — 73 Non-cash interest expense, net 59 331 Convertible notes fair value adjustment 608 798 Derivative liability fair value adjustment 1,707 177 Loss on settlement of convertible notes 440 — Gain on settlement of derivative liability (1,924) — Gain on change in fair value of investment (5,389) — Non-cash revenue from investment (965) (1,489) Inventory write-off — 916 Adjustment in connection with membership benefit — (2,172) Changes in operating assets and liabilities, net of acquisitions: Accounts receivable, net (6,670) (6,606) Prepaid expenses and other assets 3,506 (2,036) Inventory (9,689) (1,026) Costs capitalized to obtain contracts, net (1,287) (1,567) Accounts payable 12,058 (889) Accrued expenses and other current liabilities (2,736) (3,163) Deferred revenue 5,108 3,748 Other liabilities, noncurrent (270) (498) Net cash provided by (used in) operating activities 20,289 (1,434) Cash Flows from Investing Activities: Internal use software (3,228) (1,232) Purchase of property and equipment (63) (26) Net cash used in investing activities (3,291) (1,258) Cash Flows from Financing Activities: Indemnity escrow payment in connection with an acquisition — (13,128) Proceeds from the exercise of stock options and warrants 5,564 4,109 Taxes paid related to net settlement of equity awards (23,371) (11,392) Proceeds from issuance of common stock in U.S. initial public offering, net of underwriting discounts and commissions 93,000 — Payments of U.S. initial public offering issuance costs (2,719) — Proceeds from repayment of notes due from affiliates — 314 Repayment of convertible notes — (3,919) Net cash provided by (used in) financing activities 72,474 (24,016) Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash 89,472 (26,708) Cash, Cash Equivalents and Restricted Cash at the Beginning of the Period 70,713 90,365 Cash, Cash Equivalents, and Restricted Cash at the End of the Period $ 160,185 $ 63,657 Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 12

Supplementary and Non-GAAP Financial Information We report our financial results in accordance with GAAP, however, management believes that certain non- GAAP financial measures, such as EBITDA, Adjusted EBITDA, and the other measures presented in the tables below provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we have included non-GAAP financial measures in this media release because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. Our non-GAAP financial measures are presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for analysis of, or superior to, our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider these non-GAAP financial measures in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results. Non-GAAP cost of revenue is presented to understand margin economically and non-GAAP operating expenses are presented to understand operating efficiency. Non-GAAP cost of revenue and Non-GAAP operating expenses present direct and indirect expenses adjusted for non-cash expenses, such as stock- based compensation, depreciation and amortization, and non-recurring expenses, such as workplace restructuring costs, U.S. IPO-related transaction costs, including secondary offering costs, and the adjustment in connection with membership benefit. A reconciliation of GAAP financial information to Non- GAAP financial information for cost of revenue and operating expenses has been provided as supplementary information below. Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars. Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com 13

*GAAP Cost of Revenue to Non-GAAP Cost of Revenue Reconciliation*[26]

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| *(in millions)* | | | | |
| Cost of subscription revenue, GAAP | $ 10.7 | $ 8.3 | $ 30.4 | $ 22.7 |
| Less: Depreciation and amortization, GAAP | (0.4) | (0.3) | (1.1) | (0.9) |
| Less: Stock-based compensation, GAAP | (0.2) | (0.2) | (0.6) | (0.4) |
| Less: Severance and other, GAAP | — | — | — | (0.1) |
| Less: Adjustment in connection with membership benefit, GAAP | — | — | — | 1.8 |
| Total cost of subscription revenue, Non-GAAP | $ 10.1 | $ 7.8 | $ 28.7 | $ 23.1 |
| | | | | |
| Cost of hardware revenue, GAAP | $ 11.2 | $ 11.6 | $ 29.1 | $ 29.7 |
| Less: Depreciation and amortization, GAAP | (0.9) | (0.9) | (2.7) | (2.7) |
| Less: Stock-based compensation, GAAP | (0.2) | (0.3) | (0.6) | (0.7) |
| Less: Severance and other, GAAP | — | (0.1) | — | (0.2) |
| Less: Adjustment in connection with membership benefit, GAAP | — | 0.1 | — | 0.4 |
| Total cost of hardware revenue, Non-GAAP | $ 10.1 | $ 10.4 | $ 25.8 | $ 26.5 |
| | | | | |
| Cost of other revenue, GAAP | $ 1.0 | $ 0.9 | $ 2.8 | $ 2.6 |
| Total cost of other revenue, Non-GAAP | $ 1.0 | $ 0.9 | $ 2.8 | $ 2.6 |
| | | | | |
| Cost of revenue, GAAP | $ 22.9 | $ 20.7 | $ 62.3 | $ 55.1 |
| Less: Depreciation and amortization, GAAP | (1.3) | (1.2) | (3.8) | (3.6) |
| Less: Stock-based compensation, GAAP | (0.4) | (0.4) | (1.2) | (1.2) |
| Less: Severance and other, GAAP | — | (0.1) | — | (0.2) |
| Less: Adjustment in connection with membership benefit, GAAP | — | 0.1 | — | 2.2 |
| Total cost of revenue, Non-GAAP | $ 21.1 | $ 19.1 | $ 57.3 | $ 52.2 |

26 For the definition of cost of revenue, Non-GAAP, refer to the Supplementary and Non-GAAP Financial Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

14

*GAAP Operating expenses to Non-GAAP Operating Expenses Reconciliation*[27]

| | Three Months Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2024 | 2023 | 2024 | 2023 |
| *(in millions)* | | | | |
| Research and development expense, GAAP | $ 29.0 | $ 24.6 | $ 83.3 | $ 74.9 |
| Less: Depreciation and amortization, GAAP | — | — | (0.1) | — |
| Less: Stock-based compensation, GAAP | (6.6) | (5.5) | (18.4) | (15.6) |
| Less: Severance and other, GAAP | — | — | — | (2.8) |
| Total Research and development, Non-GAAP | $ 22.4 | $ 19.1 | $ 64.8 | $ 56.5 |
| | | | | |
| Sales and marketing expense, GAAP | $ 30.7 | $ 25.7 | $ 79.8 | $ 73.4 |
| Less: Depreciation and amortization, GAAP | (1.1) | (1.1) | (3.2) | (3.2) |
| Less: Stock-based compensation, GAAP | (0.9) | (0.7) | (2.3) | (2.2) |
| Less: Severance and other, GAAP | — | (0.1) | — | (0.8) |
| Total Sales and marketing expense, Non-GAAP | $ 28.8 | $ 23.9 | $ 74.4 | $ 67.2 |
| | | | | |
| General and administrative expense, GAAP | $ 15.2 | $ 14.1 | $ 44.2 | $ 39.8 |
| Less: Depreciation and amortization, GAAP | — | — | — | — |
| Less: Stock-based compensation, GAAP | (3.6) | (2.8) | (8.7) | (8.7) |
| Less: Severance and other, GAAP | — | (0.2) | — | (1.1) |
| Total General and administrative expense, Non-GAAP | $ 11.6 | $ 11.1 | $ 35.6 | $ 29.9 |
| | | | | |
| Total Operating expenses, GAAP | $ 75.0 | $ 64.4 | $ 207.3 | $ 188.1 |
| Less: Depreciation and amortization, GAAP | (1.1) | (1.1) | (3.2) | (3.2) |
| Less: Stock-based compensation, GAAP | (11.1) | (9.0) | (29.3) | (26.5) |
| Less: Severance and other, GAAP | — | (0.2) | — | (4.7) |
| Total Operating expenses, Non-GAAP | $ 62.8 | $ 54.0 | $ 174.8 | $ 153.7 |

27 For the definition of operating expenses, Non-GAAP, refer to the Supplementary and Non-GAAP Operating Information section above.

Note: The financial information in this announcement may not add or recalculate due to rounding. All references to $ are to U.S. dollars.

Life360, Inc. | ARBN 629 412 942 | 1900 South Norfolk St, Suite 310 San Mateo, CA 94403 | investors.life360.com

15